                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 2, 2000



                        LEAP WIRELESS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




            DELAWARE                         0-29752                          33-0811062
  (STATE OR OTHER JURISDICTION      (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER IDENTIFICATION NO.)
       OF INCORPORATION)


   10307 PACIFIC CENTER COURT, SAN DIEGO, CALIFORNIA                          92121
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 882-6000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        As of June 2, 2000, Leap Wireless International, Inc., a Delaware corporation (the "Company"), its wholly-owned subsidiary Inversiones Leap Wireless Chile S.A. ("Inversiones"), and a nominee shareholder designated by Inversiones ("Nominee") completed the sale of all of the issued and outstanding capital stock of the Chilean mobile wireless operating company majority-owned by Inversiones, Smartcom, S.A., a sociedad anonima organized under the laws of Chile ("Smartcom"), to Endesa S.A., a Spanish utility company ("Endesa"). The sale was effected pursuant to a Share Purchase Agreement dated as of June 2, 2000 among the Company, Inversiones and Endesa (the "Share Purchase Agreement").

        Pursuant to the Share Purchase Agreement, Inversiones sold 8,399,999 of the Series A preferred stock of Smartcom and 8,400,000 shares of the Series B common stock of Smartcom to Endesa, and the Nominee sold 1 share of the Series A preferred stock of Smartcom to a nominee shareholder designated by Endesa. (Under Chilean law, a sociedad anonima must have a minimum of two shareholders.) Inversiones and the Nominee sold the Smartcom capital stock to Endesa in exchange for gross consideration of approximately $381.5 million. The purchase price consisted of (a) approximately $156.8 million in cash; (b) repayment of Smartcom indebtedness to the Company and Inversiones in the approximate amounts of $17.5 million and $35.8 million, respectively; (c) release of cash collateral posted in the United States by the Company to collateralize a reimbursement obligation with respect to a standby letter of credit issued in favor of ABN AMRO Bank (Chile) to secure Smartcom indebtedness of approximately $28.2 million; and (d) three promissory notes issued by Endesa to Inversiones in the aggregate amount of $143.2 million, one of which is subject to a one year right of set-off to secure the indemnification obligations of Leap and Inversiones under the Share Purchase Agreement, and one of which is subject to adjustment based upon an audit of the estimated closing balance sheet to be completed within 60 days following the closing of the Share Purchase Agreement. Each of the promissory notes matures on June 2, 2001 and bears interest at the rate of 3-month LIBOR, compounded semi-annually. In addition, the sale of the capital stock of Smartcom resulted in the removal of approximately $191.4 million in Smartcom liabilities from the respective consolidated balance sheets of the Company and Inversiones.

        In connection with the closing of the Share Purchase Agreement, the Company, Inversiones, Smartcom and QUALCOMM Incorporated ("Qualcomm")entered into a Waiver, Release and Termination of Obligations as of June 2, 2000 (the "Release"), whereunder Qualcomm released the Company and Inversiones from their respective obligations under a series of agreements by and among the Company, Inversiones, the Nominee, Smartcom and Qualcomm related to Smartcom's purchase of equipment, software and services from Qualcomm. The Company also committed to cause Inversiones to repay certain loans to Citibank, N.A. and Banco Santiago within 10 days following the closing of the Share Purchase Agreement.

         The terms of the sale of the capital stock of Smartcom, including the purchase price, were established through arms-length negotiations between the Company and Endesa. The primary assets of Smartcom at the time of the sale consisted of a mobile PCS license for providing public digital mobile 1900 MHz telecommunications services in Chile utilizing the

Code Division Multiple Access format ("CDMA") and the related improvements comprising a wireless telecommunications network in Chile.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (a)    Financial Statements of Businesses Acquired.

               Not applicable.

        (b)    Pro Forma Financial Information.

               LEAP WIRELESS INTERNATIONAL, INC.

               Pro Forma Financial Statements:

                  Unaudited Pro Forma Consolidated Balance Sheet at February 29,
                      2000

                  Unaudited Pro Forma Consolidated Statement of Operations for
                      the six months ended February 29, 2000

                  Unaudited Pro Forma Consolidated Statement of Operations for
                      the year ended August 31, 1999

                  Notes to the Pro Forma Financial Information (unaudited)

        (c)    Exhibits.

               2.1    Share Purchase Agreement, dated as of June 2, 2000 among
                      Endesa, S.A., Leap Wireless International, Inc. and
                      Inversiones Leap Wireless Chile, S.A.

               10.1 Waiver, Release and Termination of Obligations by and between Smartcom, S.A., Inversiones Leap Wireless Chile,
                      S.A., QUALCOMM Incorporated and Leap Wireless
                      International, Inc.

               99.1   Press Release, dated June 6, 2000.

                       LEAP WIRELESS INTERNATIONAL, INC.

                         PRO FORMA FINANCIAL INFORMATION

         The Pro Forma Financial Information is based on the historical consolidated financial statements of Leap Wireless International, Inc. and its subsidiaries ("Leap" or the "Company") at February 29, 2000, for the six months ended February 29, 2000 and for the year ended August 31, 1999, adjusted to give effect to the Company's sale on June 2, 2000 of all of the outstanding shares in Smartcom, S.A. ("Smartcom") as if it had already occurred. The Unaudited Pro Forma Consolidated Balance Sheet at February 29, 2000 gives effect to the sale of all of the outstanding shares in Smartcom as if it had occurred as of February 29, 2000. The Unaudited Pro Forma Consolidated Statements of Operations for the six months ended February 29, 2000 and the year ended August 31, 1999 give effect to the sale of all of the outstanding shares in Smartcom as if it had occurred as of September 1, 1998, however, do not include the pro forma gain on sale of approximately $349.0 million and related pro forma income tax expense of approximately $33.8 million. The sale and related adjustments are described in the accompanying notes. The Pro Forma Financial Information is based upon available information and certain assumptions that management believes are reasonable. In our opinion, all adjustments have been made that are necessary to present fairly the pro forma data. The final recorded amounts could differ although such differences are not expected to be material.

         The Pro Forma Financial Information is provided for illustrative purposes only and does not purport to represent what the Company's results of operations or financial condition actually would have been had this sale in fact occurred on such dates or to project the Company's results of operations or financial condition for any future period or date. The Pro Forma Financial Information and accompanying notes should be read in conjunction with the historical financial statements of the Company.

                        LEAP WIRELESS INTERNATIONAL, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                           FEBRUARY 29, 2000
                                                       ----------------------------------------------------------
                                                                                                         LEAP
                                                           LEAP               PRO FORMA              CONSOLIDATED
                                                        HISTORICAL           ADJUSTMENTS               PRO FORMA
                                                       -----------           -----------             ------------
ASSETS
Cash and cash equivalents ...................          $   599,935           $   209,248 (1)(2)(3)        809,183
Restricted cash equivalents and
  short-term investments ....................               58,667               (28,942)(3)               29,725
Accounts receivable, net ....................                6,354                (4,731)(1)                1,623
Inventories .................................                5,379                (5,379)(1)                   --
Recoverable taxes ...........................                8,034                (8,034)(1)                   --
Notes receivable ............................                   --               143,173 (4)              143,173
Other current assets ........................                6,181                (5,480)(1)                  701
                                                       -----------           -----------              -----------
      Total current assets ..................              684,550               299,855                  984,405
                                                       -----------           -----------              -----------
Property and equipment, net .................              136,777              (133,537)(1)                3,240
Investments in and loans receivable from
  unconsolidated wireless operating
  companies..................................               71,676                    --                   71,676
Intangible assets, net ......................               94,626               (52,260)(1)               42,366
Restricted investments ......................               49,811                    --                   49,811
Deferred financing costs and other assets....               16,223                  (544)(1)               15,679
                                                       -----------           -----------              -----------
      Total assets ..........................          $ 1,053,663           $   113,514              $ 1,167,177
                                                       ===========           ===========              ===========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Accounts payable and accrued liabilities.....          $    21,361           $   (11,621)(1)          $     9,740
Loans payable to banks ......................               32,007               (32,007)(1)(2)                --
Other current liabilities ...................                1,618                    --                    1,618
                                                       -----------           -----------              -----------
      Total current liabilities .............               54,986               (43,628)                  11,358
                                                       -----------           -----------              -----------
Long-term debt ..............................              552,876              (191,820)                 361,056
Other long-term liabilities .................               10,120                33,833 (5)               43,953
                                                       -----------           -----------              -----------
      Total liabilities .....................              617,982              (201,615)                 416,367
                                                       -----------           -----------              -----------
Stockholders' equity:
  Preferred stock ...........................                   --                    --                       --
  Common stock ..............................                    3                    --                        3
  Additional paid-in capital ................              787,887                    --                  787,887
  Accumulated deficit .......................             (346,134)              315,129 (6)              (31,005)
  Accumulated other comprehensive loss.......               (6,075)                   --                   (6,075)
                                                        -----------          -----------              -----------
      Total stockholders' equity ............              435,681               315,129                  750,810
                                                       -----------           -----------              -----------
      Total liabilities and
        stockholders' equity.................          $ 1,053,663           $   113,514              $ 1,167,177
                                                       ===========           ===========              ===========


See Notes to the Pro Forma Financial Information.

                        LEAP WIRELESS INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           SIX MONTHS ENDED FEBRUARY 29, 2000
                                                                 --------------------------------------------------------
                                                                                                                 LEAP
                                                                    LEAP             PRO FORMA               CONSOLIDATED
                                                                 HISTORICAL         ADJUSTMENTS                PRO FORMA
                                                                 ----------         -----------              ------------
Operating revenues ....................................          $  14,283           $ (14,211)(7)             $      72
                                                                 ---------           ---------                 ---------
Operating expenses:
Cost of operating revenues ............................            (22,462)             21,898(7)                   (564)
Selling, general and administrative ...................            (33,041)             19,370(7)                (13,671)
Depreciation and amortization .........................            (10,248)              9,880(7)                   (368)
                                                                 ---------           ---------                 ---------
         Total operating expenses .....................            (65,751)             51,148                   (14,603)
                                                                 ---------           ---------                 ---------
   Operating loss .....................................            (51,468)             36,937                   (14,531)
Equity in net loss of unconsolidated
  wireless operating companies.........................            (50,059)                 --                   (50,059)
Interest income .......................................              1,577                (152)(7)                 1,425
Interest expense ......................................            (21,120)              7,140(7)(8)             (13,980)
Foreign currency transaction ..........................             (1,396)              1,396(7)                     --
losses
Minority interest .....................................                518                  --                       518
Other income (expense), net ...........................             (2,868)                568(7)                 (2,300)
                                                                 ---------           ---------                 ---------
   Income (loss) before extraordinary item ............          $(124,816)          $  45,889                 $ (78,927)
                                                                 =========           =========                 =========
Basic and diluted loss per
  common share before extraordinary item ..............          $   (6.31)                                    $   (3.99)
                                                                 =========                                     =========
Shares used to calculate
  basic and diluted loss per common share before
  extraordinary item ..................................             19,788                                        19,788
                                                                 =========                                     =========


See Notes to the Pro Forma Financial Information.

                        LEAP WIRELESS INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                YEAR ENDED AUGUST 31, 1999
                                                    ---------------------------------------------------
                                                                                                LEAP
                                                       LEAP           PRO FORMA             CONSOLIDATED
                                                    HISTORICAL       ADJUSTMENTS              PRO FORMA
                                                    ----------       -----------            ------------
Operating revenues .........................        $   3,907         $  (3,774)(7)           $     133
                                                    ---------         ---------               ---------
Operating expenses:
Cost of operating revenues .................           (3,810)            3,810(7)                   --
Selling, general and administrative ........          (28,745)            4,548(7)              (24,197)
Depreciation and amortization ..............           (5,824)            5,261(7)                 (563)
                                                    ---------         ---------               ---------
         Total operating expenses ..........          (38,379)           13,619                 (24,760)
                                                    ---------         ---------               ---------
   Operating loss ..........................          (34,472)            9,845                 (24,627)
Equity in net loss of unconsolidated
  wireless operating companies .............         (100,300)           13,129(9)              (87,171)
Write-down of investments in
  unconsolidated wireless operating
  companies ................................          (27,242)               --                 (27,242)
Interest income ............................            2,505              (259)(7)               2,246
Interest expense ...........................          (10,356)            5,810(7)(8)            (4,546)
Foreign currency transaction losses ........           (7,211)            7,211(7)                   --
Gain on sale of wholly owned subsidiary ....            9,097                --                   9,097
Gain on issuance of stock by
  unconsolidated wireless operating
  company ..................................            3,609                --                   3,609
Other income (expense), net ................             (243)              140(7)                 (103)
                                                    ---------         ---------               ---------
  Net income (loss) ........................        $(164,613)        $  35,876               $(128,737)
                                                    =========         =========               =========
Basic and diluted net loss per
  common share .............................        $   (9.19)                                $   (7.19)
                                                    =========                                 =========
Shares used to calculate basic and
  diluted net loss per common share ........           17,910                                    17,910
                                                    =========                                 =========


See Notes to the Pro Forma Financial Information.

                        LEAP WIRELESS INTERNATIONAL, INC.

            NOTES TO THE PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

NOTE 1. DESCRIPTION OF TRANSACTION

         On June 2, 2000, the Company, its wholly-owned subsidiary Inversiones Leap Wireless Chile, S.A. ("Inversiones"), and a nominee shareholder designated by Inversiones completed the sale of all of the outstanding shares of Smartcom to Endesa, S.A., a Spanish utility company ("Endesa") for $156.8 million in cash and notes totaling $143.2 million subject to certain post-closing adjustments, plus repayment of intercompany debt owed to Leap and Inversiones by Smartcom totaling $53.3 million and the release of cash collateral posted by Leap securing Smartcom indebtedness of approximately $28.2 million. Smartcom, a Chilean corporation that holds a license to offer wireless telephone services, has deployed and is operating a nationwide wireless telephone system in Chile.

         In April 1999, Inversiones acquired all of the shares of Smartcom that it did not already own. Prior to the acquisition, Inversiones owned 50% of the shares of Smartcom. The Company had previously accounted for its interest in Smartcom under the equity method.

NOTE 2. PRO FORMA ADJUSTMENTS

(1)      Reflects assets and liabilities of Smartcom sold to Endesa.

(2) Reflects cash proceeds received by the Company of $184.9 million (including repayment of intercompany debt owed to Leap and Inversiones by Smartcom totaling $46.0 million at February 29, 2000), net of repayment of loans payable to banks in Chile totaling $17.9 million at February 29, 2000.

(3) To reclass $28.9 million of restricted cash at February 29, 2000 which was held on account to secure a loan to Smartcom.

(4) Reflects promissory notes issued by Endesa for principal amounts in total equal to the remainder of purchase price not paid in cash at closing. The promissory notes plus accrued interest at the rate of 3-month LIBOR, compounded semi-annually, are payable to the Company on the first anniversary of closing.

(5) Reflects estimated Chilean income taxes payable by Inversiones, due in April 2001.

(6) Reflects gain on sale net of estimated Chilean income taxes payable by Inversiones.

(7)      To eliminate the results of operations of Smartcom.

(8) Reflects adjustment to interest expense of $2.8 million and $2.9 million for the six months ended February 29, 2000 and the year ended August 31, 1999, respectively, for a) loans payable by Inversiones to banks in Chile that were repaid at closing and b) borrowings under the Company's credit agreement with Qualcomm Incorporated that related to Smartcom funding by Leap.

(9) Elimination of the Company's share of the net loss of Smartcom previously recognized under the equity method of accounting.

                                     * * * *

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2000                  Leap Wireless International, Inc.



                                     By:  /S/ JAMES E. HOFFMANN
                                          --------------------------------------
                                          James E. Hoffmann
                                          Senior Vice President, General Counsel
                                          and Secretary

                                  Exhibit Index


Exhibit Number                           Description
--------------                           -----------
2.1                 Share Purchase Agreement, dated as of June 2, 2000 among
                    Endesa, S.A., Leap Wireless International, Inc. and
                    Inversiones Leap Wireless Chile, S.A.

10.1 Waiver, Release and Termination of Obligations by and between Smartcom, S.A., Inversiones Leap Wireless Chile,
                    S.A., QUALCOMM Incorporated and Leap Wireless International,
                    Inc.

99.1                Press Release, dated June 6, 2000.